Exhibit 10.20

FEDERAL HOME LOAN MORTGAGE CORPORATION
DIRECTORS NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT is dated September 8, 2006 (the “Grant Date”) between the Federal Home Loan Mortgage Corporation (the “Corporation”) and                        (the “Grantee”), pursuant to the Federal Home Loan Mortgage Corporation 1995 Directors’ Stock Compensation Plan, as amended and restated effective May 14, 1998, and as may be subsequently amended (the “Plan”):

1.  Grant.

(a) Nonqualified Stock Option. The Corporation has granted to the Grantee a Nonqualified Stock Option (the “Option”) to purchase                        (          ) shares of the Common Stock of the Corporation ($0.21 par value) at a purchase price of $           per share. The Option is subject to all applicable provisions of the Plan and to the terms and conditions set forth herein. The Option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

(b) Dividend Equivalents. The Corporation has not granted the Option with related dividend equivalent rights.

(c) Coordination with Plan. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Directors Nonqualified Stock Option Agreement (the “Agreement”). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Grantee acknowledges receipt of a copy of the Plan and hereby agrees to be bound by the Plan (as presently in effect or hereafter amended) and this Agreement, and by all decisions and determinations of the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) thereunder.

2.  Rights of Exercise.

(a) Exercisability and Expiration Date. The Option may be exercised by the Grantee, to the extent it has vested as provided in clause (a)(ii) of this paragraph, in whole or in part, at any time or from time to time on or before the tenth anniversary of the Grant Date (the “Expiration Date”); provided, however, that the Option: (i) except as provided in Paragraph 2(c) below, may not be exercised unless the Grantee is at the time of exercise a Director of the Corporation and shall have been such continuously from the Grant Date to the date of such exercise; and (ii) shall become exercisable at the rate of 25 percent of the shares subject to the Option at the end of the Grantee’s term of office that commenced on the Grant Date, and an additional 25 percent at the end of each of the three succeeding terms of office thereafter; provided, however, that only whole shares shall vest, and fractional shares (if any) produced by application of the relevant percentage will be added to the number of shares produced by application of the relevant percentage in the next vesting period, and will vest when a whole number is attained.

(b) Form of Exercise. The Option shall be exercised by the Grantee giving notice of such exercise to the Corporation (or its designee) in such form as the Corporation may require in its sole discretion. Such notice shall specify the number of shares to be purchased and shall be accompanied by full payment of the purchase price of such shares (the “Exercise Price”). Payment of the Exercise Price shall be made (i) in cash, (ii) in shares of Common Stock of the Corporation having a “Fair Market Value” (as defined in the Plan) on the date of exercise at least equal to such purchase price, or (iii) in a combination of cash and shares of the Corporation’s Common Stock. In addition, such Exercise Price may be paid irrevocably by instructing such broker-dealer as may be designated by the Corporation to sell part or all of the shares to be purchased, simultaneously with such exercise or as soon as practicable thereafter, at the market in a broker’s transaction (within the meaning of section 4(4) of the Securities Act of 1933, as amended), the proceeds of which sale shall be at least equal to the Exercise Price for the shares to be purchased, plus applicable transaction costs, and to remit to the Corporation an amount equal to such Exercise Price.

(c) Termination.

(i) Death While on Board. In the event of the death of the Grantee while serving on the Board but prior to the Expiration Date, any restrictions on exercise otherwise applicable to the Option under Paragraph 2(a) shall lapse immediately and the Grantee’s Beneficiary shall have the right to exercise the unexercised portion of the Option during the one year period that begins as of the date of death; provided, however that at the end of such one year period, the Option shall cease to be exercisable.

(ii) Disability. In the event that the Grantee ceases to be a member of the Board prior to the Expiration Date by reason of Disability (as defined in the Plan), any restrictions on the exercise otherwise applicable to the Option under Paragraph 2(a) shall lapse immediately and the Grantee shall have the right to exercise the unexercised portion of the Option at any time prior to the Expiration Date.

(iii) Retirement and Early Retirement. In the event the Grantee ceases to be a member of the Board prior to the Expiration Date by reason of “Retirement” or “Early Retirement” (as defined in the Plan), any restrictions on exercise otherwise applicable to the Option under Paragraph 2(a)(i) shall lapse immediately but restrictions on exercise under paragraph 2(a)(ii) (if any) shall continue, and the Grantee may exercise such Option in accordance with Paragraph 2(a)(ii) at any time prior to the Expiration Date.

(iv) Other Terminations. In the event that the Grantee’s membership on the Board terminates prior to the Expiration Date for any reason other than death, Disability, Early Retirement or Retirement, the portion of the Option which, as of the date of termination, remains subject to the exercise restrictions shall be forfeited, and the Grantee shall have three months after the date of termination in which to exercise any portion of the Option which, as of the date of termination, was exercisable, during which three month period the restrictions on exercise under Paragraph 2(a)(i) shall not apply.

(v) Death After Leaving Board. In the event of the death of the Grantee after the Grantee’s membership on the Board has ceased at a time that any portion of the Option remains exercisable under clauses (ii), (iii) or (iv) of this Paragraph 2(c), any restrictions on exercise otherwise applicable to such portion of the Option under Paragraph 2(a) shall lapse immediately and the Grantee’s Beneficiary shall have the right to exercise the unexercised portion of the Option during the one year period that begins as of the date of death; provided, however, that at the end of such one year period, the Option shall cease to be exercisable (the provisions of clauses (ii) and (iii) notwithstanding).

The foregoing notwithstanding, nothing contained in this Paragraph 2(c) shall be deemed to permit the exercise of any portion of the Option after the Expiration Date.

3.  Miscellaneous.

(a) Limitations on Transfer. Except as otherwise provided herein, neither the Option nor any of the Grantee’s rights or interests therein shall be assignable or transferable by the Grantee other than by will or the laws of descent and distribution or to a designated Beneficiary in the event of the Grantee’s death. Except as otherwise provided herein, during the lifetime of the Grantee the Option shall be exercisable only by the Grantee (or his guardian or legal representative). The Option shall not be pledged or encumbered in any way and shall not be subject to execution, attachment or similar legal process. Other provisions of this Agreement notwithstanding, the portion of the Option which is not at that time subject to risk of forfeiture upon termination of service of the Grantee to the Corporation shall be transferable, solely for estate-planning purposes, if and to the extent that rules adopted by the Committee and then in effect (“Rules”) permit such transfers, and subject to the terms and conditions set forth in such Rules.

(b) Adjustments. In the event of any change in the Common Stock of the Corporation by reason of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares, stock dividend, or other similar corporate transaction or event that affects the Common Stock such that the Board determines that an adjustment to the Option is appropriate, then the Board will adjust the terms of the Option in a manner that is equitable to prevent substantial dilution or enlargement of the rights of the Grantee. Any such adjustment shall be effective and binding for all purposes under the Option when the Board gives notice of such adjustment to the Grantee.

(c) No Stockholder Rights. The Grantee shall have no rights as a stockholder of the Corporation with respect to any shares of Common Stock subject to the Option prior to the valid exercise of the Option.

(d) Legal Effect. This Agreement shall be legally binding when executed by the Corporation and delivered to the Grantee.

(e) General. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Corporation or impair the rights of the Grantee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Corporation and by the Grantee.

FEDERAL HOME LOAN
MORTGAGE CORPORATION
By:

/s/  Paul G. George
Paul G. George
Executive Vice President — Human Resources